UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2021

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2020, via letter, Mr. David Still informed the Board of Directors (the “Board”) of Twinlab Consolidated Holdings, Inc. (“the Company”) that he was resigning from the Board and its associated Audit Committee effective January 1, 2021. His resignation is not a result of any disagreement with the Company.

Via unanimous written consent dated January 1, 2021, the Board appointed the Company’s Chief Executive Officer, Mr. Daniel DiPofi, to fill a vacancy on the Board.

As previously disclosed, Mr. DiPofi, age 58, has served as a private equity manager for Fishers Asset Management since July 1, 2019. He previously served as executive vice president of the Buffalo Sabres of the National Hockey League from 1994 to 1998, when he left to become chief financial officer of Hoffend & Sons Inc., a custom engineering and design firm. In 2003, Mr. DiPofi returned to the Buffalo Sabres and served as chief operating officer until 2012. Mr. DiPofi was retired from 2012 until 2019. He has over 20 years’ experience serving in senior executive positions within the sports and entertainment industry. Mr. DiPofi holds a degree in accounting from Niagara University.

Mr. DiPofi has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director, (ii) no family relationship with any director or executive officer of the Company, and (iii) not entered into any transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: April 26, 2021	By:	/s/ Kyle Casey
Kyle Casey
Chief Financial Officer